Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated June 12, 2025 with respect to the consolidated financial statements of Seneca Financial Corp. and Subsidiaries as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, which report was included in the prospectus, dated August 12, 2025, filed by Seneca Bancorp, Inc. pursuant to Rule 424(b)(3) of the Securities Act with the U.S. Securities and Exchange Commission on August 22, 2025 (File no. 333-288044).

/s/ Bonadio & Co., LLP
Syracuse, New York
November 21, 2025